                                                                   EXHIBIT 10.15


  THIS JUNIOR SUBORDINATED NOTE IS SUBORDINATED PURSUANT TO THE TERMS OF THAT
   CERTAIN SUBORDINATION AGREEMENT DATED THE DATE HEREOF AMONG THE PAYEE, THE OTHER PURCHASERS WHO ARE PARTIES TO THE AGREEMENT (AS DEFINED BELOW), THE
    MAKER, THE SENIOR LENDER, THE SENIOR SUBORDINATED LENDER AND STRATEGIC
             INVESTMENTS & HOLDINGS, INC. (ALL AS DEFINED BELOW).


                      GENERAL MANUFACTURED HOUSING, INC.

                  JUNIOR SUBORDINATED NOTE DUE JUNE 30, 2003


$1,923,076.50
                                                           December 21, 1995


          FOR VALUE RECEIVED, GENERAL MANUFACTURED HOUSING, INC. a Georgia corporation with its principal office at 2255 Industrial Boulevard, Waycross, Georgia 31503 (the "Maker"), hereby unconditionally promise(s) to pay to the order of STATE TREASURER OF THE STATE OF MICHIGAN, CUSTODIAN OF THE MICHIGAN PUBLIC SCHOOL EMPLOYEES' RETIREMENT SYSTEM, STATE EMPLOYEES' RETIREMENT SYSTEM, MICHIGAN STATE POLICE RETIREMENT SYSTEM, AND MICHIGAN JUDGES RETIREMENT SYSTEM (the "Payee"), or registered assigns at the office of the Payee located at 40 West Allegan, Lansing, Michigan 48992 or at such other office as the holder hereof may designate, in lawful money of the United States, the principal sum of One Million Nine Hundred Twenty Three Thousand Seventy Six and 50/100 Dollars ($1,932,076.50), together with interest thereon as provided for below.

          This Note is one of a duly authorized issue of Junior Subordinated Notes of the Maker, limited in aggregate principal amount to Five Million Dollars ($5,000,000.00) (the "Notes"), copies of which are available for inspection at the Maker's principal office. The Notes have been sold pursuant to a Securities Purchase Agreement dated as of the date hereof, among the Maker and the Payees of the Notes (the "Agreement"), a copy of which is available for inspection at the Maker's principal office. This Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Agreement. Reference to the Agreement and the Subordination Agreement (as defined below) shall in no way impair the negotiability hereof or the absolute and unconditional obligation of the Maker to pay both principal of and interest on this Note as provided herein.

          1. EQUAL RANK. The Notes rank equally and ratably without priority over one another. No payment, including any prepayment, shall be made hereunder unless payment, including any prepayment, is made with respect to the other Notes in an amount which bears the same ratio to the then unpaid balance on such other Notes as the payment made hereon bears to the then unpaid balance under this Note.

          2. INTEREST. Interest shall accrue on the outstanding principal balance hereof at a rate per annum equal to thirteen percent (13%) per annum, payable (in the event and only to the extent that Maker has accumulated earnings sufficient to pay such accrued interest) quarterly, on the last day of December, March, June and September in each year and on the Maturity Date (as defined below), commencing on March 31, 1996. Interest for the period commencing with the date of this Note through March 31, 1996 shall be payable on March 31, 1996.
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          If all or a portion of the principal amount of or interest on this
Note shall not be paid when due (whether or not such interest has been earned as provided above and whether at stated maturity, by acceleration or otherwise) such overdue amount shall bear interest at a rate per annum which is 2% above the rate that would otherwise be applicable thereto.

          Anything contained in this Note to the contrary notwithstanding, the Payee does not intend to charge and the Maker shall not be required to pay interest or other charges in excess of the maximum rate (if any) permitted by applicable law (if any). Any payments in excess of such maximum shall be refunded to the Maker or credited against principal.

          3. PAYMENT OF PRINCIPAL AND INTEREST. The Maker shall pay the entire unpaid principal hereof and any accrued and unpaid interest thereon in one lump payment due on June 30, 2003. The term "Maturity Date" shall mean June 30, 2003.

          4. SUBORDINATION. Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinated to the prior payment and satisfaction of all indebtedness of the Maker to (i) First Source Financial LLP (the "Senior Lender") arising out of the Secured Credit Agreement dated December 21, 1995 (the "Loan Agreement") between the Senior Lender and the Maker, including any such additional indebtedness permitted by the Subordination Agreement, and (ii) The Equitable Life Assurance Society of the United States (the "Senior Subordinated Lender") arising out of that certain Note and Warrant Purchase Agreement dated as of December 21, 1995 (the "Note Agreement"), between the Maker and the Senior Subordinated Lender (such indebtedness of the Maker to which this Note is subordinated being hereinafter referred to as "Senior Indebtedness"), which subordination shall be subject to the terms and conditions of that certain Subordination Agreement dated as of the date hereof between the Maker, the Senior Lender, the Senior Subordinated Lender, Strategic Investments & Holdings, Inc. and the Payees of the Notes. Senior Indebtedness shall include any replacement or refinancing thereof. This Note and the other Notes shall be senior in right of payment to all other borrowed money indebtedness of the Maker, except the Senior Indebtedness.

          5. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Maker, this Note shall be entitled to a claim in liquidation after the payment in full of all Senior Indebtedness of the Maker, but before participation by the holders of any debt subordinate hereto or of any capital stock of the Maker. The amount of the claim in liquidation shall equal the amount to which the Payee of this Note would be entitled in the case of payment, whether or not this Note is eligible for payment at the time of liquidation. If upon such liquidation, dissolution, or winding up, the assets available for distribution among the holders of the Notes shall be insufficient to permit the payment of the full amounts of their claims in liquidation, then the entire assets of the Maker to be distributed to the holders of the Notes shall be distributed pro-rata among the holders of the Notes based upon the amounts of their respective claims in liquidation.

          6. PREPAYMENT. OPTIONAL PREPAYMENT. The Maker may prepay the principal hereof and all interest thereon in whole or in part at any time without penalty or premium after ten (10) days' prior written notice to the holders of the Notes; provided that any partial prepayment is in multiples of $10,000. At the time of prepayment, all interest owing on the amount prepaid to the date of payment must simultaneously be paid.
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          7.   EXPENSES.  The Maker shall pay the Payee, on demand, for all reasonable costs and expenses, including, but not limited to, reasonable attorneys' fees, incurred in the collection or enforcement of this Note.

          8. DISCLOSURE OF SENIOR INDEBTEDNESS. The Maker shall notify the Payee of this Note of the existence of any Senior Indebtedness, incurred from time to time, or any written modification, extension, renewal or rollover thereof or any default therein within five (5) days of the date it is incurred or occurs. Such notice shall provide the Payee of this Note access to all documents executed in connection therewith and all information with respect thereto.

          9. DEFAULT; ACCELERATION. The occurrence of any of the following shall constitute an "Event of Default":

          (a) The breach by the Maker of any of the terms or provisions contained in this Note or any of the Notes, including without limitation the failure to pay when due (whether at the date hereof or at a date fixed for prepayment hereof or by acceleration hereof or otherwise) any principal, interest, charges or other amounts hereunder or failure to perform hereunder or under any of the Notes and such breach shall continue unremedied for five business days; or

          (b)  If the Maker

          (i) shall commence any case or proceeding or other action relating to it under any bankruptcy, insolvency or other similar law or seek reorganization, arrangement, readjustment of its debts, dissolution, liquidation, winding-up, composition or any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction, domestic or foreign, now or hereafter existing; or

          (ii) shall admit the material allegations of any petition or pleading in connection with any such case or proceeding; or

          (iii) makes an application for, or consents or acquiesces to, the appointment of a receiver, conservator, trustee or similar officer for the Maker or for all or a substantial part of the Maker's property; or

          (iv)  makes a general assignment for the benefit of creditors; or

          (v) is unable or admits in writing its inability to pay its debts as they mature; or

     (c) Commencement of any case or proceeding or the taking of any other action against the Maker in bankruptcy, insolvency, or similar law or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, winding-up, composition or for any other relief under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or any other similar act of law of any jurisdiction, domestic or foreign, now or hereafter existing; or the appointment of a receiver, conservator, trustee or similar officer for the Maker or for all or a substantial part of the Maker's property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Maker; and the continuance of any of such events for sixty (60) days undismissed, unbonded or undischarged; or

     (d) An event of default shall occur under (i) the Senior Loan Agreement (as defined in the Securities Purchase Agreement) or related documents, or (ii) any of the Senior Subordinated Note Instruments (as defined in the Securities Purchase Agreement) or related documents, or (iii) any other agreements relating to Senior Indebtedness or (iv) any of the Notes; or

     (e) The Maker shall fail to comply with any of its covenants contained in the Agreement or the Investors Rights Agreement dated as of the date hereof among the Maker, the Payees of the Notes and certain other parties, and such failure continues unremedied for a period of thirty (30) days after the Maker receives written notice from the Payee of such default; or

     (f) Any representation or warranty of the Maker in the Agreement or in any other document or instrument delivered pursuant to the Agreement shall prove to have been false in any material respect upon the date when made; or

     (g) Maker shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any indebtedness for borrowed money (other than the Senior Indebtedness) or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any indebtedness for borrowed money (other than the Senior Indebtedness) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

     (h) There shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against Maker that with other outstanding final judgments, undischarged, against Maker exceeds in the aggregate $250,000; or

     (i) The Maker shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business; or

     (j) The Agreement or the Investors' Rights Agreement shall cease, for any reason, to be in full force and effect other than in accordance with the terms thereof.

          Upon the occurrence, and at any time during the continuance, of an Event of Default, the Payee, at the Payee's option and without the need for presentment, demand, protest, or other notice of any kind, may declare all unpaid principal hereof and interest hereunder to be immediately due and payable and same shall become immediately due and payable upon such declaration; PROVIDED that in the event of any Event of Default specified in clauses (b) and
(c) above, all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Payee.

          10. CERTAIN WAIVERS. The Maker and any endorser or guarantor hereof (collectively, the "Obligors") and each of them (i) waive(s) presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note, any endorsement or guaranty of this Note, or any collateral or other security; (ii) consent(s) to any and all delays, extensions, renewals or other modifications of this Note, any related document or the debt(s) or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon, or lawfully dispose of, or any other impairment of, any collateral or other security, or any other failure to act by the Payee or any other forbearance or indulgence shown by the Payee, from time to time and in one or more instances (without notice to or assent from any of the Obligors) and agree(s) that none of the foregoing shall release, discharge or otherwise impair any of their liabilities; (iii) agree(s) that the full or partial release or discharge of any Obligor(s) shall not release, discharge or otherwise impair the liabilities of any other Obligor(s); and (iv) otherwise waive(s) any other defenses based on suretyship or impairment of collateral.

          11. REGISTRATION AND TRANSFER OF THIS NOTE. The Maker shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, but at its expense (other than transfer taxes, if any), the Maker shall provide for the registration and transfer of the Notes. The Payee of this Note, at such Payee's option, may in person or by duly authorized attorney surrender this Note for exchange at the principal office of the Maker, to receive in exchange therefor a new Note or Notes, as may be requested by such Payee, of the same series and in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered; provided, however, that any transfer tax relating to such transaction shall be paid by the Payee requesting the exchange. Each such new Note shall be dated as of the date to which interest has been paid on the unpaid principal amount of the Note or Notes so surrendered and shall be in such principal amount and registered in such name or names as such Payee may designate in writing.

          12. LOST DOCUMENTS. Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Notes exchanged for it, and (in case of loss, theft or destruction ) of indemnity satisfactory to it, and upon reimbursement to the Maker of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver in lieu of such Note a new Note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the unpaid principal amount of the Note in lieu of which such new Note is made and delivered.

          13. COMMERCIAL TRANSACTION; JURY WAIVER. THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. THE MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT. THE MAKER FURTHER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS NOTE AND THE OTHER FINANCING DOCUMENTS WITH ITS COUNSEL AND THAT IT ON ITS OWN HAS MADE THE DETERMINATION TO EXECUTE THIS NOTE AND ALL OTHER FINANCING DOCUMENTS TO WHICH IT IS A PARTY AFTER CONSIDERATION OF ALL OF THE TERMS OF THIS NOTE AND SUCH OTHER DOCUMENTS (INCLUDING THE INTEREST RATE) AND OF ALL OTHER FACTORS WHICH IT CONSIDERS RELEVANT.

          14. BINDING NATURE. This Note shall bind the Maker and the Maker's successors and permitted assigns and shall inure to the benefit of the Payee and the Payee's heirs, representatives, successors and permitted assigns. This Note may only be transferred to a transferee of shares of capital stock of GMH Holdings, Inc. which have been issued pursuant to the
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Agreement.  The term "Payee" as used herein shall include, in addition to the initial Payee, any successors, endorsees, or other permitted assignees of such Payee and shall also include any other holder of this Note.

          15. GOVERNING LAW. This Note shall be governed by and construed and interpreted in accordance with the laws the State of Delaware, without regard to its rules pertaining to conflicts of laws thereunder.

          16. MISCELLANEOUS. No delay or omission by the Payee in exercising any right or remedy hereunder shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of the Payee hereunder, any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note may be waived or modified orally but only by a writing (a) signed by the party against whom enforcement of such amendment, waiver or other modification is sought and
(b) consented to in writing by holders of Notes representing sixty six and 2/3 percent (66-2/3%) in principal amount of the Notes.

          17. NOTICES. All notices, requests, consents and demands shall be made in writing and shall be mailed first class postage prepaid, or delivered by hand or by messenger to the Maker or to the Payee hereof at their respective addresses set forth at the beginning of this Note or at such other respective addresses as may be furnished in writing to each other.

          IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the day and year first written above.


                                         Maker:

                                         GENERAL MANUFACTURED HOUSING, INC.



                                         By:  /s/ Gary M. Brost
                                            --------------------------------
                                            Name:  Gary M. Brost
                                            Title: President